                                  EXHIBIT 11
                      CASUAL MALE CORP. AND SUBSIDIARIES
         Computation of Primary and Fully Diluted Earnings Per Share*

                                                                        Year Ended
                                                    --------------------------------------------------
                                                      February 3,       January 29,        January 30,
                                                         2001             2000               1999
                                                         ----             ----               ----
Net Earnings (Loss) Per Common Share:
------------------------------------

Net earnings (loss) from continuing
  operations basic and diluted                      $ (43,044,913)     $  8,217,510        $ 2,727,571
                                                    =============      ============        ===========
Weighted average common
  shares outstanding, basic                            14,067,998        14,065,734         14,006,478

Effect of dilutive securities:
  Stock options and performance share awards                    -           307,538            133,527
                                                    -------------      ------------        -----------
Weighted average common
  shares outstanding, diluted                          14,067,998        14,373,272         14,139,735
                                                    =============      ============        ===========

Net earnings (loss) per common share, basic         $       (3.06)     $       0.58        $      0.19
                                                    =============      ============        ===========
Net earnings (loss) per common share, diluted       $       (3.06)     $       0.57        $      0.19
                                                    =============      ============        ===========

* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.